                                                                  EXHIBIT (99.1)



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $2.50 par value of Fleming Companies, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 14, 1997


                                         THE GOLDMAN SACHS GROUP, L.P.
                                         By: The Goldman Sachs Corporation,
                                             its general partner

                                         By: /s/ David B. Ford
                                            ---------------------------------
                                         Name:  David B. Ford
                                         Title: Executive Vice President

                                         GOLDMAN, SACHS & CO.


                                         By: /s/ David B. Ford
                                            ---------------------------------
                                         Name:  David B. Ford
                                         Title: Managing Director

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